                                                                     Exhibit 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                               BCOM3 GROUP, INC.

                                   ARTICLE I


                              Name of Corporation

               The name of the corporation is Bcom3 Group, Inc.

                                  ARTICLE II

                    Registered Office and Registered Agent

          The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III

                                    Purpose

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

                                 Capital Stock

          (A) The total number of shares of capital stock which the corporation shall have the authority to issue is 50,000,000 shares consisting of
(i) 40,000,000 shares of Common Stock, $.01 par value per share ("Class A Common
                                                                  --------------
Stock"), and (ii) 10,000,000 shares of Class B Common Stock, $.01 par value per
-----
share ("Class B Common Stock", and together with the Class A Common Stock, the
        --------------------
"Common Stock").
 ------------

          (B) The powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations and restrictions with respect to Class A Common Stock and Class B Common Stock are as follows:

                (1) The holders of Class A Common Stock and Class B Common Stock shall vote together on all matters submitted to a vote of the stockholders of the corporation as a single class, except on matters that are subject to the Class B Special Voting Rights set forth below in subparagraph 2 of this paragraph (B). Holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on all such matters.

                (2) The holders of Class B Common Stock shall be entitled to exercise the following special voting rights (collectively, the "Class
                                                                           -----
         B Special Voting Rights") and shall be entitled to one vote per share
         -----------------------
         on all such matters:

                (a) the holders of Class B Common Stock as a separate class will have (x) the right to elect the number of directors
                                 -
                      of the corporation as set forth in Article V (the "Class B
                                                                         -------
                      Directors"), (y) the right to remove any Class B Director
                      ---------     -
                      elected by them at any time, with or without cause, and
                      (z) the right to elect a replacement Class B Director in
                       -
                      the event that any Class B Director elected by them dies, becomes incapacitated, resigns or is removed from office. The holders of Class B Common Stock will not be entitled to vote in the election of any other members of the board of directors.

                (b) The approval of the holders of a majority of the issued and outstanding shares of Class B Common Stock voting as a separate class shall be required for any amendment, alteration, change or repeal of any of the provisions of this certificate of incorporation (including without limitation this paragraph (B) and Article V hereof) that define the relative powers and preferences and rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock, to the extent such amendment, alteration, change or repeal would adversely affect the shares of Class B Common Stock (within the meaning of Section 242(b)(2) of the General Corporation Law of the State of Delaware). For such purposes, the holders of Class B Common

               Stock will not have the right to vote as a separate class with respect to any amendment to this certificate of incorporation that increases or decreases the number of authorized shares of Class B Common Stock or changes the par value of the Class B Common Stock to the extent that such amendment is adopted by a vote of the stockholders of the corporation for the purpose of effecting a stock dividend on, or a combination or subdivision of, the outstanding Class A Common Stock and Class B Common Stock equally consistent with the requirements of subparagraph (3) or
               (8) below.

          (3) The holders of Class A Common Stock and Class B Common Stock shall be entitled to receive dividends if and when declared by the board of directors. When and as dividends are declared thereon, whether payable in cash, property or securities of the corporation, the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to share equally, share for share, in such dividends, provided that if
                                                        --------
     dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on each class of stock, and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock, and the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock.

          (4) In the event of any liquidation, dissolution or winding-up of the affairs of the corporation, whether voluntary or involuntary, the remaining assets of the corporation shall be distributed among the holders of Class A Common Stock and holders of Class B Common Stock as the board of directors deems appropriate, provided that the holders of Class A Common Stock and
                        --------
     the holders of Class B Common Stock will be entitled to share equally, share for share, in such distribution without distinction as to class.

          (5) Except as may otherwise be contractually agreed to, no holder of shares of capital stock of the corporation shall have any preemptive right to subscribe for or acquire additional shares of the same or any other securities of the corporation, whether such shares or security be hereby or hereafter authorized; and no holder of shares of capital stock of the corporation shall have any preemptive right to acquire any shares of capital stock or other securities which may be held in the treasury of the corporation.

          (6) Subject to and upon compliance with the provisions of this subparagraph (6), each holder of Class B Common Stock shall have the right, exercisable at any time and from time to time, to convert all or part of the shares of Class B Common Stock held by it into a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock being so converted. Each such conversion of shares of Class B Common Stock into shares of Class A Common stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the corporation or
           -----------------
     such other office or agency of the corporation as the corporation may designate by written notice to the holders of

Class B Common Stock at any time during its usual business hours, together with written notice by the holder of such Converting Shares stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into the corresponding number of shares of Class A Common Stock (the "Converted Shares"). Such notice shall
                                        ----------------
also state the name or names (with addresses) and denominations in which the certificate or certificates representing the Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and receipt of such notice, the corporation shall issue and deliver in accordance with the converting holder's instructions the certificate or certificates representing the Converted Shares issuable upon such conversion, and the corporation shall deliver to the converting holder a certificate representing any shares represented by the certificate or certificates delivered to the corporation in connection with such conversion which were not converted (it being acknowledged that both the certificate or certificates representing the Converted Shares and any certificate representing any surrendered shares that were not converted will bear such legends as were set forth on the surrendered certificate or certificates). Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered to and such notice shall have been received by the corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the Converted Shares are to be issued upon conversion shall be deemed to have become the holder or holders or record of the Converted Shares. Upon issuance of any Converted Shares in accordance with this subparagraph (6), such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

     (7) The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of Class A Common Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or treasury shares of such class, solely for the purpose of issuance upon the conversion of shares of Class B Common Stock, such number of shares of Class A Common Stock as are then issuable upon the conversion of all outstanding shares of Class B Common Stock.

     (8) If the corporation in any manner subdivides or combines the outstanding shares of either the Class A Common Stock or the Class B Common Stock, the outstanding shares of the other class of stock will be proportionately subdivided or combined.

                                   ARTICLE V

                              Board of Directors

     (A) The number and composition of the governing body of this corporation (the "board of directors") shall be determined as follows:
      ------------------

          (1) Prior to the closing of an initial public offering of Class A Common Stock in a firm commitment underwriting (the "Initial Public
                                                          --------------
     Offering"), for so long as Dentsu Inc., a Japanese corporation ("Dentsu")
     --------
     and/or one or more direct or indirect wholly-owned subsidiaries of Dentsu (each, a "Permitted Dentsu Transferee") beneficially own at least 5% of the outstanding shares of Common Stock, the number of members of the board of directors of the corporation shall be fixed at six or more (as determined from time to time in accordance with the by-laws of the corporation) and
     (a) for so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 15% of the total number of outstanding shares of Common Stock, the holders of Class B Common Stock shall be entitled to elect the greater of (x) two directors and (y) a number of directors equal
                           -
     to one-third of the total number of members of the board of directors (rounded up to the nearest whole number) or (b) for so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 5% but less than 15% of the total number of outstanding shares of Common Stock, the holders of Class B Common Stock shall be entitled to elect the greater of (x) one director and (y) one-sixth of the total number of members of the board of directors (rounded up to the nearest whole number), in each case with the holders of Class A Common Stock being entitled to elect any remaining directors. Pursuant to Section 141 (a) of the General Corporation Law of the State of Delaware, the directors to be elected by the holders of Class A Common Stock shall be those persons specified in
     Section 9(a) of that certain Voting Trust Agreement dated as of January 31, 2000 (the "Voting Trust Agreement").

          (2) From and after the closing of the Initial Public Offering, the number of members of the board of directors of the corporation shall be determined in accordance with the by-laws of the corporation, one or more of which (as determined by the board of directors) shall be independent directors (in addition to the Class B Directors). From and after the closing of the Initial Public Offering (a) for so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 15% of the total number of outstanding shares of Common Stock, the holders of Class B Common Stock shall be entitled to elect the greater of (x) two directors
                                                             -
     and (y) a number of directors equal to one-third of the total number of
          -
     members of the board of directors excluding the number of independent directors (rounded up to the nearest whole number) and (b) for so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 5% but less than 15% of the total number of outstanding shares of Common Stock, the holders of Class B Common Stock shall be entitled to elect the greater of (x) one director and (y) one-sixth of the total number of members of the board of directors excluding the number of independent directors (rounded up to the nearest whole number), in each case with the holders of Class

     A Common Stock being entitled to elect any remaining directors (including any independent directors).

          (3) The members of the board of directors elected by the holders of Class B Common Stock are sometimes referred to herein as "Class B
                                                               -------
     Directors" and the remaining members of the board of directors are
     ---------
     sometimes referred to herein as the "Class A Directors". Class B Directors
                                          -----------------
     may be removed from the board of directors by the holders of a majority of the outstanding shares of Class B Common Stock at any time, with or without cause. In the event that the number of directors that the holders of Class B Common Stock are entitled to elect pursuant to paragraph (1) or (2) above at any time decreases because of a decrease in the percentage of the outstanding shares of Common Stock beneficially owned by Dentsu and/or the Permitted Dentsu Transferees, the terms of a number of Class B Directors equal to the excess of the number of Class B Directors then in office over the number of directors that the holders of Class B Common Stock are then entitled to elect shall automatically expire as of the close of business on the fifth day following the date of the event that resulted in such decrease, with the identity of the Class B Directors whose terms shall so expire being determined by notice from Dentsu to the corporation (or, if no such notice is provided on or prior to such expiration date, in the order in which such directors were first elected to the board of directors).

          (4) In the event that at any time the number of Class B Directors then in office is less than the number of directors that the holders of Class B Common Stock are entitled to elect pursuant to paragraph (1) or (2) above, a special election at which only the holders of Class B Common Stock shall be entitled to vote shall immediately be held to fill such vacancy or vacancies.

     (B) The Class B Directors shall be entitled to appoint one Class B Director as a member to each principal committee of the board of directors for so long as Dentsu and/or one or more Permitted Dentsu Transferees beneficially own at least 15% of the total number of outstanding shares of Common Stock, subject to applicable rules of the United States Securities and Exchange Commission and any stock exchange on which the Common Stock is listed regarding requirements for the independence of the members of such committee or other relevant matters.

     (C) If, on or before January 31, 2002, the corporation has not completed an Initial Public Offering of shares equal to at least 10% of the outstanding Common Stock, then those members of the board of directors identified in Section 9(d) of the Voting Trust Agreement shall have three votes per member on matters relating to the approval and consummation of an Initial Public Offering, on and subject to the terms set forth in the Voting Trust Agreement.

     (D) From and after the closing of the Initial Public Offering, the approval of two-thirds of the members of the board of directors shall be required for: (x) any merger of the corporation with or into another corporation
               -
(without regard to which constituent corporation survives such merger), other than a reincorporation merger, a merger of the corporation with or into any wholly-owned subsidiary of the corporation or the merger of any wholly-owned subsidiary of the corporation with and into the corporation; (y) any
                                                              -
consolidation of the
corporation into a new corporation formed by such consolidation; and (z) any
                                                                      -
sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation if not made in the usual or regular course of the business actually conducted by the corporation.


                                  ARTICLE VI

                              Perpetual Existence

          The corporation is to have perpetual existence.


                                 ARTICLE VII

                                 Miscellaneous

          (A) Until the closing of the Initial Public Offering, the stockholders (but not the board of directors) shall have the power to make, alter, amend or repeal the by-laws of the corporation.

          (B) Until the closing of the Initial Public Offering, the stockholders (and not the board of directors) shall have the right to elect and remove the following officers of the corporation: Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Administrative Officer and Secretary. From and after the Initial Public Offering, the board of directors shall have the right to elect and remove all of officers of the corporation.

          (C) From and after the closing of the Initial Public Offering, the approval of two-thirds of the outstanding stock entitled to vote thereon shall be required for: (w) any merger of the corporation with or into another
                  -
corporation (without regard to which constituent corporation survives such merger), other than a reincorporation merger, a merger of the corporation with or into any wholly-owned subsidiary of the corporation or the merger of any wholly-owned subsidiary of the corporation with and into the corporation; (x)
                                                                           -
any consolidation of the corporation into a new corporation formed by such consolidation; (y) any sale, lease, exchange or other disposition of all or
                -
substantially all of the assets of the corporation if not made in the usual regular course of the business actually conducted by the corporation; and
(z) any amendment, alteration, change or repeal of paragraph (D) of Article V
 -
or this paragraph (C) of this Article VII.

          (D) A copy of the Voting Trust Agreement is available for inspection at the corporation's principal office by any record holder of Common Stock or any holder of a trust certificate under the Voting Trust Agreement.

                                 ARTICLE VIII

                           Meetings of Stockholders

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of members of the board of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE IX

                       Limitation on Director Liability

          To the fullest extent permitted by the General Corporation Law ("DGCL") of the State of Delaware as the same exists or may hereafter be amended, a member of the board of directors of the corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty. Any repeal or modification of this ARTICLE IX shall not adversely affect any right or protection of a member of the board of directors of the corporation existing at the time of such repeal or modification.

                                   ARTICLE X

                                  Amendments

          Subject to the Class B Special Voting Right set forth in subparagraph
(b) of subparagraph (2) of paragraph (B) of Article IV and the requirements set forth in paragraph (C) of Article VII, the corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          4. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders of the Corporation in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

          5. This Amended and Restated Certificate of Incorporation shall be effective immediately upon filing with the Secretary of State of Delaware.